EXHIBIT 99.1

ADTRAN Holdings, Inc. Reports Earnings for the Second Quarter of 2022 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala. — (August 3, 2022) — ADTRAN Holdings, Inc., (NASDAQ: ADTN) (“ADTRAN” or the “Company”), today announced financial results for the second quarter of 2022. For the quarter, revenue was $172.0 million. Net income for the second quarter of 2022 was $2.1 million and earnings per share was $0.04. Non-GAAP net income was $9.7 million and non-GAAP earnings per share was $0.19. Non-GAAP net income and non-GAAP earnings per share exclude stock-based compensation expense, acquisition related expenses, amortizations and adjustments, restructuring expenses, amortization of pension actuarial losses, deferred compensation related adjustments, change in valuation allowance related to our deferred tax assets, and the tax effect of these adjustments to net income. The reconciliations between GAAP net income and earnings per share to non-GAAP net income and non-GAAP earnings per share are set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We had a strong Q2 fueled by the growing demand for our fiber broadband platforms. Customer demand continues to grow at record levels. We increased revenue both quarter-over-quarter and year-over-year in our domestic and international markets, and also throughout our customer segments. This provides continued momentum as we move forward with our integration of ADVA. The combination of these two companies will strengthen our overall solution portfolio and provide the resources necessary to maximize our success in this unprecedented investment cycle in fiber networks.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2022. The quarterly cash dividend of $0.09 per common share is to be paid to the Company’s stockholders of record as of the close of business on August 18, 2022. The ex-dividend date is August 17, 2022 and the payment date will be September 1, 2022.

The Company confirmed that it will hold a conference call to discuss its second quarter results on Thursday, August 4, 2022, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investor approximately ten minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 2nd Quarter 2022 Financial Results and Earnings Call”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

About ADTRAN Holdings, Inc.

ADTRAN Holdings, Inc. solely owns ADTRAN, Inc. (Adtran) and is the majority shareholder of ADVA Optical Networking SE (ADVA). Adtran is a leading global provider of open, disaggregated networking and communications solutions. ADVA is a global optical networking solutions provider focused on cloud interconnect, cloud access and network synchronization. The combined technology portfolio can best address current and future requirements, especially regarding the convergence of solutions at the network edge. Learn more on Adtran.com, LinkedIn, and Twitter.

Unless the context otherwise indicates or requires, references in this press release and the accompanying financial information to “ADTRAN,” the “Company,” “we,” “us” and “our” refer to (i) ADTRAN, Inc. and its consolidated affiliates prior to the merger on July 8, 2022 of Acorn MergeCo, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned direct subsidiary of ADTRAN Holdings, Inc. (f/k/a Acorn HoldCo), with and into ADTRAN, Inc., as part of ADTRAN’s business combination transaction with ADVA, and (ii) ADTRAN Holdings, Inc. and its consolidated subsidiaries following the Merger.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) risks and uncertainties related to the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic (including variants of the SARS-CoV-2 coronavirus), including with respect to continued manufacturing and supply chain constraints; (ii) regulatory or other limitations imposed following the closing of the Company’s business combination with ADVA on July 15, 2022; the success of the combined ADTRAN and ADVA businesses following the business combination; the ability to successfully integrate the ADTRAN and ADVA businesses; risks related to disruption of management time from ongoing business operations due to integration efforts following the business combination; the risk that the publicity surrounding the business combination could have adverse effects on the market price of ADTRAN’s common stock or ADVA’s common shares or the ability of ADTRAN and ADVA to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the risk of fluctuations in revenue due to lengthy sales and approval process required by major and other service providers for new products; the risk posed by potential breaches of information systems and cyber-attacks; the risks that ADTRAN, ADVA or ADTRAN Holdings may not be able to effectively compete, including through product improvements and development, and (iii) the other risks set forth in ADVA’s annual and interim financial reports made publicly available and ADTRAN’s and ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including ADTRAN’s Annual Report on Form 10-K for the year ended December 31, 2021 and ADTRAN’s Form 10-Q for the quarterly period ended March 31, 2022. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the tables below non-GAAP operating income, which has been reconciled to operating income, and non-GAAP net income and non-GAAP earnings per share - basic and diluted, which have been reconciled to net income and earnings per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. We believe the presentation of non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share - basic and diluted, when combined with the U.S. GAAP presentation of operating income, net income and earnings per share - basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

Investor Services/Assistance:

Rhonda Lambert/256-963-7450

investor@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$43,368	$56,603
Restricted cash	—	215
Short-term investments	1,773	350
Accounts receivable, net	172,088	158,742
Other receivables	8,413	11,228
Inventory, net	196,916	139,891
Prepaid expenses and other current assets	9,306	9,296
Total Current Assets	431,864	376,325
Property, plant and equipment, net	53,432	55,766
Deferred tax assets, net	8,508	9,079
Goodwill	6,968	6,968
Intangibles, net	17,473	19,293
Other non-current assets	29,637	30,971
Long-term investments	52,297	70,615
Total Assets	$600,179	$569,017

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$144,432	$102,489
Unearned revenue	22,705	17,737
Accrued expenses and other liabilities	16,759	13,673
Accrued wages and benefits	13,276	14,900
Income tax payable, net	4,541	6,560
Total Current Liabilities	201,713	155,359
Non-current unearned revenue	10,133	9,271
Pension liability	9,889	11,402
Deferred compensation liability	26,014	31,383
Other non-current liabilities	3,893	4,500
Total Liabilities	251,642	211,915
Stockholders' Equity	348,537	357,102
Total Liabilities and Stockholders' Equity	$600,179	$569,017

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2021		2022		2021
Revenue
Network Solutions	$155,992		$125,449		$294,366		$239,258
Services & Support	16,046		17,783		32,190		31,507
Total Revenue	172,038		143,232		326,556		270,765
Cost of Revenue
Network Solutions	99,921		70,014		190,575		135,015
Services & Support	9,611		10,550		19,159		19,481
Total Cost of Revenue	109,532		80,564		209,734		154,496
Gross Profit	62,506		62,668		116,822		116,269
Selling, general and administrative expenses	27,873		30,866		55,766		58,301
Research and development expenses	26,500		27,871		52,991		55,372
Operating Income	8,133		3,931		8,065		2,596
Interest and dividend income	217		253		421		543
Interest expense	(94)		(6)		(124)		(12)
Net investment (loss) gain	(4,646)		2,009		(8,061)		3,005
Other income, net	681		26		455		2,025
Income Before Income Taxes	4,291		6,213		756		8,157
Income tax (expense) benefit	(2,148)		(1,127)		260		(2,175)
Net Income	$2,143		$5,086		$1,016		$5,982

Weighted average shares outstanding – basic	49,123		48,449		49,110		48,393
Weighted average shares outstanding – diluted	49,809	(1)	49,426	(1)	49,813	(1)	49,225	(1)

Earnings per common share – basic	$0.04		$0.10		$0.02		$0.12
Earnings per common share – diluted	$0.04	(1)	$0.10	(1)	$0.02	(1)	$0.12	(1)

(1) Assumes exercise of dilutive stock awards calculated under the treasury stock method.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,016	$5,982
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,235	8,232
Loss (gain) on investments	7,882	(3,255)
Stock-based compensation expense	3,781	3,615
Deferred income taxes	(93)	441
Other, net	27	53
Inventory reserves	(4,296)	(3,167)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,315)	(24,322)
Other receivables	2,606	1,412
Inventory	(53,982)	9,107
Prepaid expenses, other current assets and other assets	671	(4,767)
Accounts payable	42,968	16,814
Accrued expenses and other liabilities	2,179	6,999
Income taxes payable, net	(1,597)	1,069
Net cash (used in) provided by operating activities	(5,918)	18,213

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,285)	(2,210)
Proceeds from sales and maturities of available-for-sale investments	25,071	20,597
Purchases of available-for-sale investments	(17,002)	(20,121)
Net cash provided by (used in) investing activities	4,784	(1,734)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(333)	(113)
Proceeds from stock option exercises	636	3,552
Dividend payments	(8,877)	(8,735)
Proceeds from draw on line of credit	28,000	—
Repayment of line of credit	(28,000)	—
Net cash used in financing activities	(8,574)	(5,296)

Net (decrease) increase in cash, cash equivalents and restricted cash	(9,708)	11,183
Effect of exchange rate changes	(3,742)	(1,381)
Cash, cash equivalents and restricted cash, beginning of period	56,818	60,179
Cash, cash equivalents and restricted cash, end of period	$43,368	$69,981

Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$552	$275
Purchases of property, plant and equipment included in accounts payable	$818	$144

Supplemental Information

Reconciliation of Operating Income to Non-GAAP Operating Income

(Unaudited)

	Three Months Ended June 30,				Six Months ended June 30,
	2022		2021		2022		2021
Operating Income	$8,133		$3,931		$8,065		$2,596
Acquisition-related expenses, amortizations and adjustments	2,123	(1)	2,384	(4)	4,453	(7)	3,429	(10)
Stock-based compensation expense	1,888	(2)	1,808	(5)	3,781	(8)	3,615	(11)
Restructuring expenses	—		8	(6)	2	(9)	309	(12)
Deferred compensation adjustments	(3,737)	(3)	1,994	(3)	(6,433)	(3)	2,550	(3)
Non-GAAP Operating Income	$8,407		$10,125		$9,868		$12,499

(1) $1.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income.

(2) $0.2 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income.

(3)Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income.

(4) $1.9 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income.

(5) $0.1 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income.

(6) Less than $0.1 million is included in selling, general and administrative expenses and research and development expenses on the condensed consolidated statements of income.

(7) $3.5 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of income.

(8) $0.3 million is included in total cost of revenue, $2.3 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the condensed consolidated statements of income.

(9) Less than $0.1 million is included in selling, general and administrative expenses on the condensed consolidated statements of income.

(10) $2.4 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of income.

(11) $0.2 million is included in total cost of revenue, $2.2 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the condensed consolidated statements of income.

(12) $0.1 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of income.

Supplemental Information

Reconciliation of Net Income and Earnings per Common Share – Basic and Diluted to

Non-GAAP Net Income and Non-GAAP Earnings per Common Share – Basic and Diluted

(Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
Net Income	$2,143	$5,086	$1,016	$5,982
Acquisition-related expenses, amortizations and adjustments	2,123	2,384	4,453	3,429
Stock-based compensation expense	1,888	1,808	3,781	3,615
Restructuring expenses	-	8	2	309
Deferred compensation adjustments(1)	(140)	546	(995)	814
Pension expense(2)	85	275	174	553
Valuation allowance related to deferred tax assets	4,289	(727)	12,368	1,958
Tax effect of adjustments to net income	(680)	(1,243)	(1,185)	(2,195)
Non-GAAP Net Income	$9,708	$8,137	$19,614	$14,465

Weighted average shares outstanding – basic	49,123	48,449	49,110	48,393
Weighted average shares outstanding – diluted	49,809	49,426	49,813	49,225

Earnings per common share - basic	$0.04	$0.10	$0.02	$0.12
Earnings per common share - diluted	$0.04	$0.10	$0.02	$0.12

Non-GAAP earnings per common share - basic	$0.20	$0.17	$0.40	$0.30
Non-GAAP earnings per common share - diluted	$0.19	$0.16	$0.39	$0.29

(1) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.